MOJO Organics Inc Reports 2020 Second Quarter Results

JERSEY CITY, NJ, August 19, 2020// -- MOJO Organics Inc (OTC: MOJO) reports its results of operations for the quarter ended June 30, 2020. The Form 10-Q was filed timely on August 14, 2020 with The United States Securities and Exchange Commission.

Highlights include:QA

•	Q2 2020 Net Revenue was $437,878 an increase from $434,738 for the same period in 2019

•	Operating Margin was 52% compared to 47% for the same quarter in 2019, a five-percentage points improvement

•	Net income was $4,710 compared to a net loss of $97,437 for Q2 2019 a $102,147 improvement Q

During the second quarter of 2020 we focused on mitigating the negative impact of COVID19 on our sales. Due to the closure of hotels, corporate offices and many small businesses, we shifted our sales efforts to the grocery channel and online sales this focus will continue through December 31, 2020.

As of today, we have started to sell our line of USDA Organic coconut water in 11.1 oz slim cans and one-liter PET bottles. Pictures of both products are below in the press release. Also, during the last several months, we have developed a female centric line of sparkling beverages that we anticipate launching in 2021. They are 100% USDA Organic and Non-GMO Project Verified. These products are on our website and a picture of the beverage line B E L L A D O N N A is below.

We are actively marketing Belladonna on the Range Me platform due to the challenges of in-person buyer calls due to COVID19.

We continued to simplify our capital structure and financial reporting to provide investors a pedestrian view of our company’s results of operations, financial condition and stock ownership. We believe this helps investors make a clear investment decision regarding the company thus mitigating discounts for risk factors that otherwise could not be quantified because of overly complex financial reporting and overly complex capital structure.

The company has one class of stock and no convertible debt. As of August 19, 2020, the company had 505,608 options outstanding with an exercise price of 16 cents per share that expire April 6, 2022, they are held by the Chairman & CEO of the company. On August 19, 2020, 1,500,000 warrants held by Wyatt expired. There are no other convertible instruments or warrants outstanding.

The company will continue the repurchase of shares during the remainder of 2020 and will consider extending this beyond 2020. We ask shareholders that would like to have their shares purchased by the company to call 929 264 7944.

During the first 46 days midpoint of the September quarter orders & sales increased to $370,658, a 48.5% increase over the same period in 2019.

For additional information call Glenn Simpson 929 264 7944 OTC: MOJO

SEPTERMBER 1, 2020 LAUNCH

mojo
pure organic coconut water
mojo
pure organic coconut water
never from concentrate

2021

Sparkling Organic Coconut Water
+
energy
Sparkling Organic Coconut Water
Sparkling Organic Coconut Water
+
lemon & ginger
Sparkling Organic Coconut Water
+
turmeric & ginger
Sparkling Water
pH 7.9
Sparkling Organic Coconut Water

Note:

The global COVID19 pandemic has caused disruptions in supply chains, affecting production and sales across a range of industries. While this disruption is currently still expected to be temporary, there is uncertainty around the duration.

The extent of the impact of COVID-19 on our operational and financial performance will depend on the effect on our customers and vendors – all of which are uncertain and cannot be predicted. The related financial impact cannot be reasonably estimated at this time.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risk.